UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 30, 2018

Novelion Therapeutics Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Norton Rose Fulbright

1800 - 510 West Georgia Street, Vancouver, BC V6B 0M3 Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (877) 764-3131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD.

A copy of the press release announcing the results of the hearing described under Item 8.01 below is furnished with this report as Exhibit 99.1.

Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.  Other Events.

As previously disclosed in a Current Report on Form 8-K filed by Novelion Therapeutics Inc. (“we,” “us” or the “Company”) on September 22, 2017 (the “Prior Report”), Aegerion Pharmaceuticals, Inc. (“Aegerion”), an indirect, wholly-owned subsidiary of the Company, entered into a series of agreements (the “Settlement”) to resolve investigations (the “Investigations”) being conducted by the Department of Justice (“DOJ”) and the Securities and Exchange Commission (the “SEC”) regarding Aegerion’s U.S. commercial activities and disclosures related to JUXTAPID® (lomitapide) capsules (“JUXTAPID”), certain terms of which were and are subject to acceptance by the U.S. District Court, including the plea agreement with the DOJ (“DOJ Plea Agreement”), under which Aegerion agreed to plead guilty to two misdemeanor misbranding violations of the Food, Drug and Cosmetic Act.

On January 30, 2018, a U.S. District Court judge sentenced Aegerion after accepting Aegerion’s guilty criminal plea.  The terms of the sentence are identical, in terms of monetary impact to the Company, to the terms recommended by the DOJ and Aegerion in the DOJ Plea Agreement, which were previously disclosed in the Prior Report. The Court did not impose a criminal fine and instead established a restitution fund in the amount of $7.2 million, which includes administration costs, to be paid in installments over three years, plus interest on any unpaid balance at a rate of 1.75% per annum. As contemplated by the DOJ Plea Agreement, the Court put Aegerion on probation for three years and required Aegerion to not waste, or without permission of Aegerion’s probation officer, sell, assign or transfer its assets.

Of the agreements that comprise the Settlement, the DOJ Civil Settlement Agreement and the Consent Decree for the JUXTAPID REMS Program are still subject to approval by separate U.S. District Court Judges. If these Settlement documents are finally approved as proposed, Aegerion would be required to pay an approximately $40.1 million aggregate penalty to be paid over three years, which, in addition to the restitution described above, includes a civil penalty of $4.1 million to be paid to the SEC pursuant to the SEC Judgment, and $28.8 million, including $2.7 million designated for certain states, to be paid pursuant to the DOJ Civil Settlement Agreement.  As part of the Settlement, Aegerion also has entered into a five-year corporate integrity agreement (“CIA”) with the Department of Health and Human Services, a three-year Deferred Prosecution Agreement (“DPA”) with the DOJ, and a five-year Consent Decree for the JUXTAPID REMS Program.

Pursuant to the Settlement, Aegerion is also required to implement various remedial and compliance measures, which could negatively impact our results of operations, as such efforts will require Aegerion to expend significant costs and resources and will divert those resources from investing in the commercialization of our products and other potential development and growth initiatives. Further, Aegerion has no experience in complying with a settlement of this type and magnitude and may be unsuccessful in implementing all of the elements of the Settlement in a timely or satisfactory manner, or at all. Failure to comply with any provisions of the Settlement could result in the imposition of additional fines, penalties and obligations by the applicable government agency, and could subject Aegerion to prosecution.

For example, the CIA, which has taken effect, requires Aegerion, among other things, to: maintain a compliance program that includes comprehensive written policies and procedures and appropriate conduct related to sales, marketing, reimbursement, incentive compensation and other matters; conduct training and education regarding the compliance program and requirements of the CIA; conduct an independent review and analysis of Aegerion’s systems, transactions, risk assessment and mitigation process and other compliance activities; maintain a disclosure program that allows individuals to report issues or questions associated with Aegerion’s policies, conduct, practices or procedures; have a field force monitoring program to evaluate and monitor sales personnel’s interactions with healthcare professionals; monitor non-promotional activities, including consultants, donations to independent third-party patient assistance programs and other types of grants; have certain requirements for the variable compensation programs for its U.S. sales personnel; and to have an executive financial recoupment program that puts at risk of forfeiture and recoupment performance pay for certain of Aegerion’s and the Company’s executives. Aegerion also has reporting obligations under the CIA, including with respect to any ongoing investigation or legal proceeding involving an allegation that Aegerion has engaged in any fraudulent activities or committed a crime, any communications with the FDA regarding improper promotion or marketing of Aegerion’s products and any probable violations of criminal, civil or administrative laws applicable to federal healthcare programs. In the event Aegerion breaches the CIA, the government could seek to impose remedies provided for in the CIA, including seeking to impose stipulated penalties against Aegerion and/or seeking to exclude Aegerion from participation in federal healthcare programs.

Similarly, the DPA, which has also taken effect, provides that Aegerion must continue to cooperate fully with the DOJ concerning its investigation into other individuals or entities. The DPA also provides that Aegerion must maintain a robust Compliance and Ethics Program (as defined in the DPA) that consists of, among other things, a designated Compliance Officer and Compliance Committee; written compliance policies and procedures; a training program focused on Aegerion’s compliance policies and procedures; a disclosure program to allow individuals to report potential legal and/or compliance violations, including violations of HIPAA; a non-retaliation policy; and a monitoring and auditing program. Under the DPA, Aegerion, as well as the Board of Directors of the Company (or a designated committee thereof), must also conduct regular reviews of its Compliance and Ethics Program, provide certifications to the DOJ that the program is believed to be effective and notify the DOJ of any probable violations of HIPAA. In the event Aegerion breaches the DPA, there is a risk the government would seek to impose remedies provided for in the DPA, including instituting criminal prosecution against Aegerion and/or seeking to impose stipulated penalties against Aegerion.

The Consent Decree, which is still pending, requires Aegerion, among other things, to comply with the JUXTAPID REMS program; retain a qualified independent auditor to conduct annual audits of its compliance with the JUXTAPID REMS program; and remediate any noncompliance identified by the auditor within specified timeframes. In the event Aegerion fails to comply with the JUXTAPID REMS program or any other provisions of the Consent Decree, Aegerion could be subject to additional administrative remedies, civil or criminal penalties and/or stipulated damages. Aegerion is required to notify the FDA in advance of certain changes in control, or changes in its business that may affect its operations, assets, rights or liabilities in the U.S.

Also, in the event Aegerion fails to comply with the terms of the criminal probation, it could be subject to criminal penalties and/or damages. Further, the Investigations and the Settlement have resulted in third party demands and may in the future give rise to third party demands, claims or litigation, including demands or claims by, or litigation with, third party payers, healthcare providers, or patients or investors, for matters related to the subject matter of or disclosure in connection with such Investigations or the Settlement.  For example, Aegerion has received two demand letters, one from an insurance company, seeking reimbursement for the JUXTAPID claims it paid based on alleged false misrepresentations made by Aegerion, and the second from an investor in Aegerion’s convertible notes alleging that it purchased the notes based on misrepresentations and omissions.  The Investigations and the Settlements could also lead to potential investigations, claims or litigation by consumer protection agencies or groups (including State Attorneys General consumer protection units), or provide a basis for product liability claims or litigation.  Such claims or investigations, regardless of the merits, can be costly to resolve, and may lead to lengthy litigation and settlement negotiations, the results of which could require us to pay significant amounts of damages.  Such third party claims often unfold in a public manner, and any public claims can encourage further claims from additional third parties.  In addition, the results of the Investigations, including the Settlement, could have adverse effects on Aegerion’s commercial operations, research and development activities, contracts and business in general because: (a) compliance with the terms of the Settlement will divert resources away from developing and commercializing lomitapide and metreleptin, and our ability to meet expectations with respect to sales of these products may be negatively impacted; (b) despite remedial efforts, the reputational harm from the Investigations and the Settlement (including in connection with the  U.S. District Court’s initial rejection of the DOJ Plea Agreement) could subject us to increased governmental, industry and public scrutiny or criticism, which could negatively impact physicians’ inclination to prescribe (or patients’ willingness to use) our products, or dissuade vendors, distributors, partners or other third parties from working or collaborating with us or Aegerion; (c) the Investigations have diverted, and compliance with and finalization of the Settlement may continue to divert, the attention of management from operating our business, and may to be disruptive to our employees, including resulting in employee attrition and making it more difficult to attract qualified candidates for employment; (d) our business development and commercialization efforts may be limited as we will have fewer resources available to pursue our commercialization efforts and potential strategic acquisitions or licensing arrangements, and because certain payments under the Settlement could be accelerated in connection with certain transfers of Aegerion’s rights in our products or other business combinations; and (e) our stock price may suffer, and or ability to raise capital in the future on favorable terms or at all may be adversely affected, depending on the perception of the terms of the Settlement (and in connection with underlying Investigations) and any adverse consequences that may result from the Settlement, including if we are unable to comply with the Settlement, or if the Settlement results in additional litigation or investigations.

The Settlement could encourage additional investigations by foreign governments, or we may face additional investigations by U.S. federal, state or local agencies for activities that were not covered by the releases provided in the Settlement or our other operations (including international operations), especially in light of the government’s recitation of its assessment of the background of the investigation in the criminal Informations and in the Civil Settlement Agreement as well as the U.S. District Court’s commentary in connection with its rejection of the Plea Agreement in September 2017.  For example, the Settlement did not resolve the DOJ and SEC’s investigations into Aegerion’s operations in Brazil or the DOJ’s inquiry into donations Aegerion made in 2015 and 2016 to 501(c)(3) organizations that provide financial assistance to patients. Aegerion continues to cooperate with the DOJ and the SEC with respect to such matters.

Any additional claims or investigations could distract management, and may not be covered by our D&O insurance and accordingly could cause our legal costs to increase. The outcome of any such inquiries could have a material and negative effect on our business.

Further, the Settlement did not resolve the DOJ and SEC investigations into the conduct of individuals. Aegerion continues to cooperate with the DOJ and the SEC with respect to such investigations. Additionally, the Settlements do not resolve civil claims brought by relators against certain former employees, officers, directors and other third parties. In March 2014, an amended qui tam complaint was filed under seal in the District of Massachusetts against Aegerion, two former executive officers and a former employee, and on September 27, 2017, the qui tam relators filed a second amended complaint naming additional parties, including a former board member, former executives, and former employees of Aegerion, as well as other third parties.  Aegerion is required under its bylaws or for other reasons, to advance the reasonable legal costs and expenses of certain former executives and has and may elect to continue to advance such costs and expenses to, certain other former and current employees, and other third parties with respect to their involvement in the DOJ and SEC investigations and in connection with their involvement in the civil suit brought by relators.  These costs and expenses may have a significant impact on Aegerion’s costs in 2018 and perhaps beyond, although we expect that Aegerion’s legal expenses for the investigations will continue to decrease year over year in the aggregate.

Forward Looking Statements

Certain statements in this report constitute “forward-looking statements” within the meaning of applicable laws and regulations and constitute “forward-looking information” within the meaning of applicable securities laws.  Any statements contained herein which do not describe historical facts, including statements regarding the Investigations, the Settlement, the terms, and difficulties with complying with the terms of, the Settlement, including payment of the fines and the obligations contained in the CIA, the DPA, the Consent Decree and resulting from criminal probation, and the Company’s beliefs that the Investigations and the Settlement could give rise to third party demands, claims or litigation, further investigations, or could impact Aegerion’s commercial operations, research and development activities, contracts and business, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, that the Investigations, the DOJ Plea Agreement and other Settlement arrangements (including the government’s recitation of its assessment of the background of its case, the Settlement itself and publicity related to the Settlement) will expose the Company and Aegerion to certain risks, including those identified in the paragraphs above and those other risks identified in our filings with the SEC, including under the heading “Risk Factors” in our Annual Report on Form 10-K filed on March 30, 2017, our Quarterly Report on Form 10-Q filed on November 9, 2017, and subsequent filings (including our upcoming Annual Report on Form 10-K), with the SEC, available on the SEC’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect our results of operations, profitability and cash flows, which would, in turn, have a significant and adverse impact on our stock price. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.  Except as required by law, we undertake no obligation to update or revise the information contained in this report, whether as a result of new information, future events or circumstances or otherwise.

Item 9.01.            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 30, 2018 (furnished).

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated January 30, 2018 (furnished).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

By:	/s/ Benjamin Harshbarger
Name:	Benjamin Harshbarger
Title:	General Counsel

Date:  January 31, 2018